Underlying supplement no. 1260	Registration Statement no. 333-134553
To prospectus dated May 30, 2006 and	Dated June 4, 2008
prospectus supplement dated May 30, 2006	Rule 424(b)(2)

LEHMAN BROTHERS HOLDINGS INC.

Basket Consisting of the SPDR Trust, Series 1 (SPY), the iShares® MSCI EAFE Index Fund (EFA) and the iShares® Russell 2000 Index Fund (IWM)

General

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Lehman Brothers Holdings Inc. may from time to time offer and sell notes linked to a basket of index funds. This underlying supplement no. 1260 describes a basket of index funds (the “Basket”) consisting of the SPDR Trust, Series 1, the iShares® MSCI EAFE Index Fund and the iShares® Russell 2000 Index Fund (each, a “Basket Index Fund” and, collectively, the “Basket Index Funds”). The indices underlying the SPDR Trust, Series 1, the iShares® MSCI EAFE Index Fund and the iShares® Russell 2000 Index Fund are the S&P 500® Index, the MSCI EAFE Index® and the Russell 2000® Index, respectively (each, an “Underlying Index” and, collectively, the “Underlying Indices”). The specific terms for each series of notes will be included in a product supplement. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes. We refer to such term sheets and pricing supplements generally as terms supplements. You should carefully read the base prospectus, the MTN prospectus supplement, the relevant product supplement and any other related prospectus supplement, term sheet or pricing supplement, including the description of the Basket Index Funds set forth in this underlying supplement, before you invest in the notes. Any terms used herein but not defined herein shall have the meanings given to them in the base prospectus, the MTN prospectus supplement or relevant product supplement or free writing prospectus. This underlying supplement may not be used to sell securities unless accompanied by the base prospectus, the MTN prospectus supplement, the relevant product supplement, the relevant terms supplements and any other related prospectus supplements.

Investing in notes linked to a basket consisting of the SPDR Trust, Series 1, the iShares® MSCI EAFE Index Fund and the iShares® Russell 2000 Index Fund involves a number of risks. See “ Risk Factors” beginning on page US-1 in this underlying supplement no. 1260 and “Risk Factors” in the relevant product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this underlying supplement no. 1260, the accompanying base prospectus and MTN prospectus supplement, the relevant product supplement, the relevant terms supplements and any other related prospectus supplements. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

June 4, 2008

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“Standard & Poor’s®”, “S&P®” and “S&P 500®” are registered trademarks of The McGraw-Hill Companies, Inc. and are expected to be licensed by Lehman Brothers Inc. and sub-licensed for use by Lehman Brothers Holdings Inc. Lehman Brothers Holdings Inc. is expected to enter into a non-exclusive license agreement with Standard & Poor’s (“S&P”), a division of The McGraw Hill Companies, Inc. for use of “Standard & Poor’s Depositary Receipts®” and “SPDR® ” which are also trademarks of The McGraw-Hill Companies, Inc. The notes, which are linked to the performance of, among other funds, the SPDR Trust, Series 1, are not sponsored, endorsed, sold or promoted by S&P, State Street Bank and Trust Company, as trustee for the Index Fund (“SSBTC”) and PDR Services LLC, as sponsor of the Index Fund (the “Index Fund Sponsor”). S&P, SSBTC and the Index Fund Sponsor make no representation regarding the advisability of investing in the notes. S&P has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

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“iShares®” is a registered mark of Barclays Global Investors, N.A. (“BGI”). BGI has licensed certain trademarks and trade names of BGI to Lehman Brothers Holdings Inc. The notes, which are linked to the performance of, among other funds, the iShares® MSCI EAFE Index Fund and the iShares® Russell 2000 Index Fund, are not sponsored, endorsed, sold or promoted by BGI. BGI makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

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“MSCI EAFE Index®” is a registered trademark of MSCI, Inc. (“MSCI”) and is expected to be licensed for use by Lehman Brothers Holdings Inc. The notes, which are linked to the performance of, among other funds, the iShares® MSCI EAFE Index Fund, are not sponsored, endorsed, sold or promoted by MSCI, and MSCI makes no representation regarding the advisability of investing in the notes. MSCI has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

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“Russell 2000® Index” is a registered trademark of Russell Investment Group (“Russell”) and has been licensed for use by Lehman Brothers Holdings Inc. The notes, which are linked to the performance of, among other funds, the iShares® Russell 2000 Index Fund, are not sponsored, endorsed, sold or promoted by Russell, and Russell makes no representation regarding the advisability of investing in the notes. Russell has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

Underlying Supplement

MTN Prospectus Supplement

Risk Factors	S-3
Description of the Notes	S-12
Supplemental United States Federal Income Tax Consequences	S-36
Certain ERISA Considerations	S-43
Plan of Distribution	S-44
Appendix A	A-1

Base Prospectus

Prospectus Summary	1
General Information	6
Cautionary Statement Regarding Forward-Looking Statements	6
Use of Proceeds	7
Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends	7
Description of Debt Securities	8
Description of Warrants	19
Description of Purchase Contracts	23
Description of Preferred Stock	27
Description of Depositary Shares	30
Description of Common Stock	32
Description of Units	34
Form, Exchange and Transfer	37
Book-Entry Procedures and Settlement	38
United States Federal Income Tax Consequences	40
Plan of Distribution	54
Certain ERISA Considerations	58
Where You Can Find More Information	58
Legal Matters	59
Experts	59

This underlying supplement no. 1260, the relevant terms supplement, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement contain the terms of the notes. In making your investment decision, you should rely only on the information contained or incorporated by reference in this underlying supplement no. 1260, the relevant terms supplement, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement with respect to the notes offered and with respect to Lehman Brothers Holdings Inc. We have not authorized anyone to give you any additional or different information. The information in this underlying supplement no. 1260, the relevant terms supplement, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement may be accurate only as of the dates of each of these documents, respectively.

The notes described in this underlying supplement no. 1260, the relevant terms supplement, and the relevant product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that

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investments are suitable for their customers) may limit the availability of the notes. This underlying supplement no. 1260, the relevant terms supplement, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this underlying supplement no. 1260, the relevant terms supplement, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement, “we,” “us” and “our” refer to Lehman Brothers Holdings Inc., unless the context requires otherwise.

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RISK FACTORS

Your investment in notes linked to the Basket will involve certain risks. Investing in the notes is not equivalent to investing directly in the Basket Index Funds, any of the stocks held by the Basket Index Funds or any of the stocks included in the Underlying Indices. In addition, your investment in notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks as well as the discussions of risk and the other information contained in this underlying supplement, the relevant terms supplement, the accompanying MTN prospectus supplement and base prospectus and the documents incorporated by reference in those documents before you decide that an investment in notes linked to the Basket is suitable for you. In addition, you should consider carefully the discussion of risks set forth in the relevant product supplement before you decide that an investment in the notes is suitable for you.

There are liquidity and management risks associated with the Basket Index Funds.

Although shares of the SPDR Trust, Series 1 are listed for trading on the American Stock Exchange (“AMEX”) and shares of the iShares® Russell 2000 Index Fund and iShares® MSCI EAFE Index Fund are listed for trading on NYSE Arca (“NYSE Arca”) and a number of similar products have been traded on both the AMEX and NYSE Arca for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Basket Index Funds or that there will be liquidity in the trading market.

The SPDR Trust, Series 1 is not actively managed by traditional methods, and therefore the adverse financial condition of one or more issuers of stocks which compose its Underlying Index will not result in the elimination of such stock or stocks from the SPDR Trust, Series 1 unless such stock or stocks are removed from its Underlying Index. Because payment, if any, at maturity of the notes is linked in part to the performance of the SPDR Trust, Series 1, this may adversely affect the value of the notes and the return, if any, on the notes.

In addition, the objective of the SPDR Trust, Series 1 is to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index. The SPDR Trust, Series 1 at any time will consist of as many of the stocks which compose the S&P 500® Index as is practicable. Periodically, Standard & Poor’s (“S&P”), a division of The McGraw-Hill Companies, Inc., the publisher of the S&P 500® Index, may replace one or more component stocks included in the S&P 500® Index. The SPDR Trust, Series 1 aggregates certain of these adjustments and changes the composition of the SPDR Trust, Series 1 to reflect these adjustments at least monthly. Any of these actions could adversely affect the prices of the component stocks of the S&P 500® Index and/or the SPDR Trust, Series 1 and, consequently, the value of the notes.

The iShares® Russell 2000 Index Fund and iShares® MSCI EAFE Index Fund have limited operating histories, having inception dates of May 22, 2000 and August 14, 2001, respectively. Although shares of the iShares® Russell 2000 Index Fund and iShares® MSCI EAFE Index Fund are listed for trading on NYSE Arca and a number of similar products have been traded on NYSE Arca for varying periods of time, there is no assurance that an active trading market will continue for the shares of the iShares® Russell 2000 Index Fund and the iShares® MSCI EAFE Index Fund or that there will be liquidity in the trading market.

In addition, Barclays Global Fund Advisors, which we refer to as BGFA, is the investment advisor for the iShares® Russell 2000 Index Fund and the iShares® MSCI EAFE Index Fund. The iShares® Russell 2000 Index Fund and iShares® MSCI EAFE Index Fund are subject to management risk, which is the risk that BGFA’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

Any amount payable on the notes will not be adjusted, unless otherwise specified in the relevant product supplement or terms supplement, for changes in exchange rates that might affect the Index Funds.

Although the equity securities held by the iShares® MSCI EAFE Index Fund or the equity securities included in its Underlying Index are traded in currencies other than U.S. dollars, and the notes are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted, unless otherwise specified in the relevant product supplement or terms supplement, for changes in the exchange rate between the U.S. dollar and each of the currencies in which the equity securities held by the iShares® MSCI EAFE Index Fund or the equity securities included in its Underlying Index are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the amount payable on the notes at maturity. Any amounts we pay in respect of the notes on the maturity date, if any, or otherwise will be determined solely in accordance with the procedures described in the relevant product supplement and terms supplement.

We cannot control actions by Barclays Global Fund Advisors or State Street Bank and Trust Company, which may adjust the Basket Index Funds in a way that could adversely affect the value of your notes and the amount payable on the notes.

The policies of Barclays Global Fund Advisors (“BGFA”), the publisher of the iShares® MSCI EAFE Index Fund and the iShares® Russell 2000 Index Fund and State Street Bank and Trust Company (“SSBTC”), the trustee for the SPDR Trust, Series 1, concerning the calculation of the Basket Index Funds’ net asset value, additions, deletions or substitutions of common stocks held by the Basket Index Funds and the manner in which changes affecting the Underlying Indices are reflected in their respective Basket Index Funds could affect the market price of shares of the Basket Index Funds and, therefore, the amount payable on the notes on the stated maturity date and the trading value of the notes before maturity or automatic call, if applicable. The amount payable on your notes and its value could also be affected if BGFA or SSBTC change these policies, for example, by changing the manner in which they calculate the Basket Index Funds’ net asset value, or if BGFA or SSBTC discontinue or suspend calculation or publication of their respective Basket Index Funds’ net asset value, in which case it may become difficult to determine the value of your notes. If events such as these occur or if the closing price of one share of a Basket Index Fund is not available on a Valuation Date, the calculation agent may determine the closing price of one share of a Basket Index Fund on such Valuation Date and thus the amount payable on the maturity date in a manner it considers appropriate, in its sole discretion.

Neither Lehman Brothers Holdings Inc. nor any of its affiliates assumes any responsibility for the adequacy or accuracy of the information about the Basket Index Funds contained in this underlying supplement or any public disclosure of information by BGFA or SSBTC. You, as an investor in the notes, should make your own investigation into the Basket Index Funds.

Each publisher may adjust its respective Underlying Index in a way that affects its level and adversely affects the value of your note without any obligation to consider your interests.

Standard & Poor’s (“S&P”), a division of The McGraw-Hill Companies, Inc. and the publisher of the S&P 500® Index, is responsible for calculating and maintaining the S&P 500® Index. Russell Investments (“Russell”) is responsible for calculating and maintaining the Russell 2000® Index. MSCI is responsible for calculating and maintaining the MSCI EAFE Index®. We are not affiliated with S&P, Russell, or MSCI in any way (except for the licensing arrangements discussed below in “The S&P 500® Index”, “The Russell 2000® Index” and the “The MSCI EAFE Index®”), and we have no way to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of the related Underlying Indices.

Each of S&P, Russell and MSCI can add, delete or substitute the stocks included in its respective Underlying Index or make other methodological changes that could change the level of its respective Underlying Index. You should realize that the changing of the stocks of companies included in any Underlying Index may affect such Underlying Index, and in turn the Basket Index Fund and ultimately the level of the Basket, as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, each of S&P, Russell and MSCI may alter, discontinue or suspend calculation or dissemination of its respective Underlying Index. Any of these actions could affect the level of the Basket and adversely affect the value of your notes. None of S&P, Russell and MSCI has any obligation to consider your interests in calculating or revising its respective Underlying Index. See “The S&P 500® Index”, “The Russell 2000® Index” and “The MSCI EAFE Index®”.

Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Underlying Indices or the publishers of such Underlying Indices contained in this underlying supplement or any public disclosure of information by the publishers. You, as an investor in the notes, should make your own investigation into the Underlying Indices and the publishers of such Underlying Indices.

Adverse changes in foreign currency exchange rates could negatively affect the value of the notes to the extent such adverse changes negatively impact the price of the Basket Index Funds

To the extent that a stock included in a Basket Index Fund or an Underlying Index is traded in a foreign currency and such stock’s price must be converted into a different currency in order to calculate the price of the Basket Index Fund or an Underlying Index, an adverse change in the foreign exchange rate in which such stock is traded relative to the currency into which the stock’s price must be converted will negatively affect the price of that Basket Index Fund and the level of an Underlying Index, which in turn will negatively affect the price of the Basket Index Fund. Adverse changes in the price of a Basket Index Fund or level of an Underlying Index will, in turn, negatively affect the amounts payable on the notes. Adverse changes in the U.S. dollar exchange rate relative to those currencies will negatively affect the level of that Basket Index Fund.

Of particular importance to potential currency exchange risks are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits between countries.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries, the United States and other countries important to international trade and finance.

We cannot control the actions of the other issuers of the common stocks held by the Basket Index Funds or included in the Underlying Indices, including actions that could adversely affect the value of your notes.

We are one of the companies that make up the S&P 500® Index and the SPDR Trust, Series 1, but we are not affiliated with any of the other companies whose stock is held by the Basket Index Funds or included in the Underlying Indices. As a result, we will have no ability to control the actions of such other companies, including actions that could affect the value of your notes. None of the money you pay us will go to any of the other companies included in the Underlying Indices or any of the other companies represented in the Basket Index Funds, and none of those companies will be involved in the offering of the notes in any way. Neither those companies nor we will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

You will have no shareholder rights in issuers of securities held by the Basket Index Funds or in the stocks included in the Underlying Indices.

Investing in the notes is not equivalent to investing in the Basket Index Funds, any of the stocks held by the Basket Index Funds or any stocks included in the Underlying Indices. As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that you would have as a holder of the securities held by the Basket Index Funds or included in the Underlying Indices.

Many economic and market factors will impact the value of the notes; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor.

In addition to the prices of the shares of the Basket Index Funds on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the volatility or expected volatility of the stocks held by the Basket Index Fund or included in the Underlying Indices;

•	the time to maturity of the notes (and any associated “time premium”);

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the rates of dividends paid on the stocks held by the Basket Index Funds (while not paid to holders of the notes, dividend payments on the stocks held by the Basket Index Funds may influence the market price of the shares of the Basket Index Funds and the market value of options on the shares of the Basket Index Funds and, therefore, may affect the market value of the notes);

•	supply and demand for the notes, including inventory positions of Lehman Brothers Inc. or any other market maker;

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interest and yield rates in the market generally as well as in the markets of the stocks held by the Basket Index Funds or included in the Underlying Indices and the expected frequency and magnitude of changes in the market prices of the shares of the Basket Index Funds (volatility);

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economic, financial, political, geographical, agricultural, meteorological, regulatory or judicial events that affect the stocks held by the Basket Index Funds included in the Underlying Indices or stock markets generally and which may affect the Basket;

•	the exchange rates and the volatility of the exchange rates between the U.S. dollar and the currencies in which the Underlying Indices or the stocks included in the Underlying Indices are denominated;

•	interest and yield rates in the market generally;

•	the time remaining to the maturity of the notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

The correlation between the performance of the Basket Index Funds and the performance of the Underlying Indices may be imperfect.

Although the performance of the Basket Index Funds is linked principally to the performance of their respective Underlying Indices, the performance of a Basket Index Fund may not correspond with the return of the related Underlying Index. While the Basket Index Funds will generally hold all of the securities that compose their respective Underlying Indices in proportion to their weightings in the Underlying Indices, in some cases, there may nevertheless arise various circumstances where it may not be possible or practicable to purchase all of those securities in these weightings. Finally, the performance of the Basket Index Funds and that of their respective Underlying Indices will generally vary due to transaction costs, certain corporate actions and timing variances.

In addition, because shares of the SPDR Trust, Series 1, the iShares® Russell 2000 Index Fund and the iShares® MSCI EAFE Index Fund are traded on the AMEX and NYSE Arca and are subject to market supply and investor demand, the market value of one share of a Basket Index Fund may differ from its net asset value per share; shares of the Basket Index Funds may trade at, above or below their net asset value per share.

For the foregoing reasons, the performance of the Basket Index Funds may not correlate perfectly with the performance of their respective Underlying Index over the same period. Because of this imperfect correlation, the return on the notes will not be the same as an investment directly in shares of the Basket Index Funds, stocks held by the Basket Index Funds or stocks included in the Underlying Indices or the same as a debt security with a payment at maturity linked to the performance of the Underlying Indices.

An investment in the notes is subject to risks associated with non-U.S. securities markets.

The stocks included in the MSCI EAFE® Index have been issued by non-U.S. companies. Investments in securities indexed to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

Because foreign exchanges may be open on days when the iShares® MSCI EAFE Index Fund is not traded, the value of the stocks underlying the iShares® MSCI EAFE Index Fund may change on days when noteholders will not be able to purchase or sell the notes.

Historical performance of the Basket Index Funds is not an indication of future performance.

You cannot predict the future performance of the Basket Index Funds based on their historical performance. The level of the Basket may fluctuate such that you may not receive any return of your investment.

Time differences between the cities where the Underlying Indices trades and New York City may create discrepancies in trading levels.

As a result of the time difference between the cities where the securities included in the Underlying Indices trade and New York City (where the notes may trade), there may be discrepancies between the level of the Underlying Indices and the trading prices of the notes. In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a foreign country), as a result of which the levels of the Underlying Indices remains unchanged for multiple trading days in New York City.

THE BASKET

The Basket will consist of three Basket Index Funds (each, a “Basket Index Fund” and, collectively the “Basket Index Funds”), which will be equally weighted unless otherwise specified in the relevant terms supplements. The level of the Basket will increase or decrease depending on the performance of the Basket Index Funds.

THE SPDR TRUST, SERIES 1

We have derived all information contained in this underlying supplement no. 1260 regarding the SPDR Trust, Series 1, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by SSBTC and PDR Services LLC, as sponsor of the SPDR Trust, Series 1 (the “SPDR Trust, Series 1 Sponsor”). The SPDR Trust, Series 1 is a unit investment trust that issues securities called “Standard & Poor’s Depositary Receipts” or “SPDRs.” The SPDR Trust, Series 1 is an exchange traded fund (“ETF”) that trades on the AMEX under the ticker symbol “SPY”. We have not confirmed the accuracy or completeness of the information derived from these public sources.

You can obtain the level of the SPDR Trust, Series 1 at any time from the Bloomberg Financial Markets page “SPY <Equity> <GO>“ or from the State Street Global Advisors website at www.ssgafunds.com. Information from outside sources is not incorporated by reference in, and should not be considered part of, this underlying supplement no. 1260 or any terms supplement.

The SPDR Trust, Series 1 is an investment company registered under the Investment Company Act of 1940, as amended. SPDRs represent an undivided ownership interest in a portfolio of all, or substantially all, of the common stocks of the S&P 500® Index. Information provided to or filed with the SEC by the SPDR Trust, Series 1 pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov. We have not confirmed the accuracy of the information above. The information on the SEC website is not, and should not be considered, incorporated by reference herein.

Investment Objective and Strategy

The SPDR Trust, Series 1 seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index. See “The S&P 500® Index” below for more information about the S&P 500® Index. The SPDR Trust, Series 1 holds stocks and is not actively managed by traditional methods, which typically involve effecting changes in the holdings of stocks and cash on the basis of judgments made relating to economic, financial and market considerations. To maintain the correspondence between the composition and weightings of the stocks held by the SPDR Trust, Series 1 and the component stocks of the S&P 500® Index, which we refer to as Index Securities, SSBTC adjusts the holdings of the SPDR Trust, Series 1 from time to time to conform to periodic changes in the identity and/or relative weightings of the Index Securities. SSBTC aggregates certain of these adjustments and makes changes to the holdings of the SPDR Trust, Series 1 at least monthly or more frequently in the case of significant changes to the S&P 500® Index . Any change in the identity or weighting of an Index Security will result in a corresponding adjustment to the prescribed holdings of the SPDR Trust, Series 1 effective on any day that the New York Stock Exchange (“NYSE”) is open for business following the day on which the change to the S&P 500® Index takes effect after the close of the market. The value of SPDRs fluctuates in relation to changes in value of each individual holding of the Index Fund. The market price of each individual SPDR may not be identical to the net asset value of such SPDR.

Although the SPDR Trust, Series 1 may at any time fail to own certain of the Index Securities, the SPDR Trust, Series 1 will be substantially invested in the Index Securities. It is possible that, for a short period of time, the SPDR Trust, Series 1 may not fully replicate the performance of the S&P 500® Index due to temporary unavailability of certain Index Securities in the secondary market or due to other extraordinary circumstances. In addition, the SPDR Trust, Series 1 is not able to replicate exactly the performance of the S&P 500® Index because the total return generated by the Index Fund’s portfolio of stocks and cash is reduced by the expenses of the SPDR Trust, Series 1 and transaction costs incurred in adjusting the actual balance of the Index Fund’s portfolio.

Holdings Information

As of May 30, 2008, the SPDR Trust, Series 1 included 500 companies and its three largest holdings were Exxon Mobil Corporation, General Electric Company and AT&T Inc. The following table summarizes the Index Fund’s top holdings in individual companies and by its holdings sector as of such date.

Top ten holdings in individual securities as of May 30, 2008

Company	Percentage of Total Holdings
Exxon Mobil Corporation	3.89%
General Electric Company	2.51%
AT&T Inc.	1.97%
Microsoft Corporation	1.86%
Chevron Corporation	1.69%
The Procter & Gamble Company	1.66%
Johnson & Johnson	1.55%
International Business Machines Corporation	1.47%
Apple Inc.	1.36%
Cisco Systems, Inc.	1.30%

Holdings by sector as of May 30, 2008

Sector	Percentage of Total Holdings
Information Technology	16.61%
Financials	15.91%
Energy	14.33%
Industrials	11.73%
Health Care	11.49%
Consumer Staples	10.52%
Consumer Discretionary	8.52%
Materials	3.72%
Utilities	3.68%
Telecommunication Services	3.48%

The information above was compiled from www.ssgafunds.com. We have not confirmed the accuracy of the information above. The information on www.ssgafunds.com is not, and should not be considered, incorporated by reference therein.

Discontinuation of the SPDR Trust, Series 1; Alteration of Method of Calculation

If the SPDR Trust, Series 1 (or a Successor Basket Index Fund (as defined herein)) is de-listed from AMEX (or any other relevant exchange), liquidated or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Basket Index Fund (or such Successor Basket Index Fund) (such successor fund being referred to herein as a “Successor Basket Index Fund”). If the SPDR Trust, Series 1 (or a Successor Basket Index Fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no Successor Basket Index Fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing price of the shares of the SPDR Trust, Series 1 by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the SPDR Trust, Series 1. If a Successor Basket Index Fund is selected or the calculation agent calculates a price or closing price, as applicable, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the SPDR Trust, Series 1, that Successor Basket Index Fund or closing price will be substituted for the SPDR Trust, Series 1 (or such Successor Basket Index Fund) for all purposes of the notes.

Upon any selection by the calculation agent of a Successor Basket Index Fund, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If at any time, the Underlying Index or the underlying index related to a Successor Basket Index Fund is changed in a material respect, or the SPDR Trust, Series 1 or a Successor Basket Index Fund in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price of the shares of the SPDR Trust, Series 1 or such Successor Basket Index Fund had those changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the SPDR Trust, Series 1 Final Share Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to the SPDR Trust, Series 1 (or such Successor Basket Index Fund) as if those changes or modifications had not been made, and calculate the closing price with reference to the SPDR Trust, Series 1 (or such Successor Basket Index Fund), as adjusted. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

The calculation agent will be solely responsible for the method of calculating the closing price of the shares of the SPDR Trust, Series 1 (or any Successor Basket Index Fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

The calculation agent will provide information as to the method of calculating the closing price of the shares of the SPDR Trust, Series 1 upon written request by any investor in the notes.

License Agreement with S&P

Lehman Brothers Holdings Inc. is expected to enter into a non-exclusive license agreement with S&P, which grants Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies a license, in exchange for a fee, to use the S&P 500® Index in connection with certain securities, including the notes.

Neither the notes nor the SPDR Trust, Series 1 is sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). S&P makes no representation or warranty, express or implied, to the owners of the notes, the SPDR Trust, Series 1 or any member of the public regarding the advisability of investing in securities generally or in either the notes or the SPDR Trust, Series 1 particularly or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to Lehman Brothers Holdings Inc. is the licensing of certain trademarks and trade names of S&P. S&P has no obligation to take the needs of Lehman Brothers Holdings Inc., the owners of the notes, or the owners of the SPDR Trust, Series 1 into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the notes or the SPDR Trust, Series 1 or the timing of the issuance or sale of the notes or the SPDR Trust, Series 1 or in the determination or calculation of the equation by which the notes is to be converted into cash. S&P, SSBTC and the Index Fund Sponsor have no obligation or liability in connection with the administration, marketing or trading of the notes or the SPDR Trust, Series 1.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO ITS TRADEMARKS, THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

“Standard & Poor’s®”, “S&P®”, and “SPDR®” are registered trademarks of The McGraw-Hill Companies, Inc. and expected to be licensed for use by Lehman Brothers Inc. and sub-licensed for use by Lehman Brothers Holdings inc. This transaction is not sponsored, endorsed, sold or promoted by S&P, and S&P, SSBTC and the Index Fund Sponsor make no representation regarding the advisability of purchasing any of the notes.

THE S&P 500® INDEX

We have derived all information contained in this underlying supplement no. 1260 regarding the S&P 500® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, S&P. We have not independently verified such information. We have not confirmed the accuracy or completeness of such information.

You can obtain the level of the S&P 500® Index at any time from the Bloomberg Financial Markets page “SPX <Index> <GO>“ or from the S&P website at www.standardandpoors.com. Information from outside sources is not incorporated by reference in, and should not be considered part of, this underlying supplement no. 1260 or any terms supplement.

S&P 500® Index Composition, Maintenance and Calculation

The S&P 500® Index was developed by S&P and is calculated, maintained and published by S&P. The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, the S&P 500® Index became fully float-adjusted. S&P’s criteria for selecting stocks for the S&P 500® Index will not be changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its Market Value).

Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P 500® Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P 500® Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80.) The float-adjusted S&P 500® Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

As of the date of this underlying supplement, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 Component Stocks relative to the S&P 500® Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index. The Index Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“Index Maintenance”).

Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the S&P 500® Index closing level.

The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/ deleted	Net change in market value determines divisor adjustment.	Yes

Type of Corporate Action	Comments	Divisor Adjustment
Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF due to a corporate action or a purchase or sale by an inside holder.	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special Dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Stock splits and stock dividends do not affect the Index Divisor of the S&P 500® Index, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Market Value”). In order that the level of the S&P 500® Index not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows, where “Old Divisor” is the Index Divisor before the corporate event and “Pre-Event Market Value” is the market value of the component stocks before the corporate event:

New Divisor	=	Old Divisor	×	Post-Event Market Value Pre-Event Market Value

Changes in a company’s shares outstanding of 5% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. All other changes of 5% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, subscription rights, conversion of preferred stock, notes, debt, equity participation units or other recapitalizations) are made weekly and are announced on Tuesdays for implementation after the close of trading on Wednesday. Changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September and December, and are usually announced two days prior.

IWFs are reviewed annually based on the most recently available data filed with various regulators and exchanges. Revised IWFs are applied on the third Friday of September. Changes in IWFs resulting from corporate actions which exceed 10 percentage points will be implemented as soon as possible; changes of less than 10 percentage points are implemented at the next annual review.

License Agreement with S&P

Lehman Brothers Holdings Inc. is expected to enter into a non-exclusive license agreement with S&P, which grants Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies a license, in exchange for a fee, to use the S&P 500® Index in connection with certain securities, including the notes.

The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to Lehman Brothers Holdings Inc. is the licensing of certain trademarks and trade names of S&P without regard to Lehman Brothers Holdings Inc. or the notes. S&P has no obligation to take the needs of Lehman Brothers Holdings Inc. or the holders of the notes into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LEHMAN BROTHERS HOLDINGS INC., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“STANDARD & POOR’S® ”, “S&P® ”, “S&P 500® ” AND “500® ” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND EXPECTED TO BE LICENSED FOR USE BY LEHMAN BROTHERS INC. AND SUB-LICENSED FOR USE BY LEHMAN BROTHERS HOLDINGS INC. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P, SSBTC AND THE INDEX FUND SPONSOR MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

THE iSHARES® MSCI EAFE INDEX FUND

We have derived all information contained in this underlying supplement no. 1260 regarding the iShares® MSCI EAFE Index Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the polices of, and is subject to change by BGFA. Additionally, the iShares® MSCI EAFE Index Fund seeks to provide investment results that correspond generally to the MSCI EAFE Index® which reflects the policies of, and is subject to change by MSCI. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

You can obtain the level of the iShares® MSCI EAFE Index Fund at any time from the Bloomberg Financial Markets page “EFA <Equity> <GO>” or from the iShares website at www.iShares.com. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this underlying supplement no. 1260 or any terms supplement.

Investment Objective and Strategy

The iShares® MSCI EAFE Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of certain developed equity markets in the Europe, Australasia (Australia and Asia) and Far East, as measured by the MSCI EAFE Index®. The Underlying Index was developed by MSCI as an equity benchmark for its international stock performance.

As of April 30, 2008 the iShares® MSCI EAFE Index Fund’s three largest equity securities were BP p.l.c., HSBC Holdings plc, and Nestle S.A. As of April 30, 2008 Its three largest sectors were financials, industrials and materials.

The iShares® MSCI EAFE Index Fund uses a representative sampling strategy (as described below under “Representative Sampling”) to attempt to track the Underlying Index. The iShares® MSCI EAFE Index Fund will generally invest at least 90% of its assets in the securities of the Underlying Index and ADRs or other depositary receipts based on securities of the Underlying Index. The iShares® MSCI EAFE Index Fund may invest its other assets in futures contracts, other types of options and swaps related to the Underlying Index, as well as cash and cash equivalents, including share of money market funds affiliated with BGFA.

Representative Sampling

The iShares® MSCI EAFE Index Fund pursues a “representative sampling” strategy in attempting to track the performance of its Underlying Index, and generally does not hold all of the equity securities included in its Underlying Index. The iShares® MSCI EAFE Index Fund invests in a representative sample of securities in the Underlying Index, which BGFA believes to have a similar investment profile as the Underlying Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of its Underlying Index.

Correlation

The MSCI EAFE Index® is a theoretical financial calculation, while the iShares® MSCI EAFE Index Fund is an actual investment portfolio. The performance of the iShares® MSCI EAFE Index Fund and its Underlying Index will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs) and timing variances and differences between a Fund’s portfolio and the Underlying Index resulting from legal restrictions (such as diversification requirements that apply to the Fund but not to the Underlying Index) or representative sampling. BGFA expects that, over time, the correlation between a Fund’s performance and that of its Underlying Index, before fees and expenses, will be 95% or better. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The iShares® MSCI EAFE Index Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the Underlying Index.

Industry Concentration Policy

The iShares® MSCI EAFE Index Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries only to approximately the same extent that its Underlying Index is so concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

Holdings Information

As of April 30, 2008, 98.99% of the iShares® MSCI EAFE Index Fund’s holdings consisted of equity securities, 0.01% consisted of cash and 1.00% was in other assets, including dividends booked but not yet received. The following tables summarize the iShares® MSCI EAFE Index Fund’s top holdings in individual companies and by sector as of such date.

Top ten holdings in individual securities as of April 30, 2008

Company	Percentage of Total Holdings
BP p.l.c.	1.73%
HSBC Holdings plc	1.54%
Nestle S.A.	1.37%
Total S.A.	1.36%
Vodafone Group Public Limited Company	1.25%
Royal Dutch Shell plc	1.10%
Toyota Motor Corp.	1.03%
Banco Santander - S.A.	1.02%
BHP Billiton Ltd.	1.00%
E.On AG	0.95%

Holdings by sector as of April 30, 2008

Sector	Percentage of Total Holdings
Financials	26.57%
Industrials	12.05%
Materials	10.89%
Consumer Discretionary	10.27%
Energy	8.46%
Consumer Staples	8.07%
Health Care	6.12%
Utilities	5.72%
Telecommunication Services	5.64%
Information Technology	5.18%

Discontinuation of the iShares® MSCI EAFE Index Fund; Alternate Calculation of Price and Closing Price

If the iShares® MSCI EAFE Index Fund (or a Successor Basket Index Fund (as defined herein)) is de-listed from NYSE Arca (or any other relevant exchange), liquidated or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Basket Index Fund (or such Successor Basket Index Fund) (such successor basket index fund being referred to herein as an “Successor Basket Index Fund”). If the iShares® MSCI EAFE Index Fund (or a Successor Basket Index Fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor basket index fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing price of the shares of the iShares® MSCI EAFE Index Fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the iShares® MSCI EAFE Index Fund. If a Successor Basket Index Fund is selected or the calculation agent calculates a price or closing price, as applicable, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the iShares® MSCI EAFE Index Fund, that Successor Basket Index Fund or closing price will be substituted for the iShares® MSCI EAFE Index Fund (or such Successor Basket Index Fund) for all purposes of the notes.

Upon any selection by the calculation agent of a Successor Basket Index Fund, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If at any time, the Underlying Index or the underlying index related to a Successor Basket Index Fund is changed in a material respect, or the iShares® MSCI EAFE Index Fund or a Successor Basket Index Fund in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price of the shares of the iShares® MSCI EAFE Index Fund or such Successor Basket Index Fund had those changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the iShares® MSCI EAFE Index Fund Final Share Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to the iShares® MSCI EAFE Index Fund (or such Successor Basket Index Fund) as if those changes or modifications had not been made, and calculate the closing price with reference to the iShares® MSCI EAFE Index Fund (or such Successor Basket Index Fund), as adjusted. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

The calculation agent will be solely responsible for the method of calculating the closing price of the shares of the iShares® MSCI EAFE Index Fund (or any Successor Basket Index Fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

The calculation agent will provide information as to the method of calculating the closing price of the shares of the iShares® MSCI EAFE Index Fund upon written request by any investor in the notes.

License Agreement with BGI

We have entered into a non-exclusive license agreement with Barclays Global Investors, N.A. (“BGI”) pursuant to which BGI has licensed us the right to use the iShares® mark in connection with the iShares® MSCI EAFE Index Fund.

The license agreement between us and BGI requires that the following language be stated in this underlying supplement: “iShares® is a registered mark of BGI. BGI has licensed certain trademarks and trade names of BGI to Lehman Brothers Holdings Inc. The notes are not sponsored, endorsed, sold, or promoted by BGI. BGI makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

THE MSCI EAFE INDEX®

We have derived all information regarding the MSCI EAFE Index® contained in this underlying supplement no. 1260 including, without limitation, its make-up, method of calculation, and changes in its components, from the MSCI Global Investable Market Indices Methodology published by MSCI and from other publicly available information. Such information reflects the policies of, and is subject to change by, MSCI. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

You can obtain the level of the MSCI EAFE Index® at any time from the Bloomberg Financial Markets page “MXEA <Index> <Go>“ or from the MSCI website at www.mscibarra.com. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this underlying supplement no. 1260 or any terms supplement.

MSCI EAFE Index® Composition and Calculation

The MSCI EAFE Index® (“MXEA”) is published by MSCI and is intended to measure the performance of certain developed equity markets. The MSCI EAFE Index® is a free float-adjusted market capitalization index with a base date of December 31, 1969 and an initial value of 100. The MSCI EAFE Index® is calculated daily in U.S. dollars and published in real time every 60 seconds during market trading hours. The MSCI EAFE Index® is published by Bloomberg under the index symbol “MXEA”.

As of May 30, 2008 the MSCI EAFE Index® consisted of the following 21 countries: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. As of May 30, 2008 the five largest country weights were: the United Kingdom (21.53%), Japan (20.79%), France (10.95%), Germany (9.12%) and Switzerland (6.94%) and the five largest sector weights were: Financials (26.40%), Industrials (12.04%), Materials (11.47%), Consumer Discretionary (9.83%) and Energy (8.81%).

The MSCI EAFE Index® is part of the MSCI Equity Indices series. MSCI aims to include in its indices 85% of the free float-adjusted market capitalization in each industry sector, within each country included in an index.

MSCI recently completed previously announced changes to the methodology used in its MSCI International Equity Indices. MSCI enhanced its Standard Index methodology by moving from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and style segments. On May 30, 2008, the MSCI Standard Indices (which include the MSCI EAFE Index®) and the MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the Global Investable Market Indices methodology described below. The enhanced MSCI Standard Indices are now composed of the MSCI Large Cap and Mid Cap Indices. The former MSCI Small Cap Index transitioned to the MSCI Small Cap Index resulting from the Global Investable Market Indices methodology. Together, the relevant MSCI Large Cap, Mid Cap and Small Cap Indices make up the MSCI Investable Market Index for each country, composite, sector, and style index that MSCI offers.

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i) Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization.

(ii) Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii) DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v) Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

Defining Market Capitalization Size Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments and (v) applying final size-segment investability requirements.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules contained herein, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology, which uses multiple factors to identify value and growth characteristics. The value investment style characteristics use the following three variables for index construction: book value to price ratio, 12-month forward earnings to price ratio, and dividend yield. The growth investment style characteristics use the following five variables for index construction: long-term forward earnings per share (“EPS”) growth rate, short-term EPS growth rate, current internal growth rate, long-term historical EPS growth trend and long-term historical sales per share growth trend.

Classifying Securities under the Global Industry Classification Standard

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Maintenance of the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i) Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

•	Updating the indices on the basis of a fully refreshed Equity Universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating (“FIFs”) and Number of Shares (“NOS”).

(ii) Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

(iii) Ongoing event-related changes. Changes of this type are generally implemented in the indices as they occur. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Transition

On May 30, 2008 MSCI transitioned the current Standard Index, the Small Cap Index and all indices derived from the Standard Index to the Global Investable Market Indices methodology described above.

All indices that are constructed with the Standard Indices as their basis, such as the GDP-weighted indices, 10/40 Indices and other custom indices, High Dividend Yield Indices, the MSCI Global Value and Growth Indices, etc., continued to be derived from the Standard Indices throughout the transition.

The transition of the MSCI Standard Indices and the MSCI Small Cap Indices to the MSCI Global Investable Market Indices methodology occurred in two phases. The first phase occurred as of the close of November 30, 2007 and the second phase occurred as of the close of May 30, 2008. All indices derived from the MSCI Standard Indices followed the two phase transition except the MSCI Euro and Pan Euro Indices which were transitioned in one phase in November 2007. The transition was synchronized for all markets and composites.

During the transition period, MSCI was producing the MSCI Provisional Standard and Provisional Small Cap Indices to assist investors in understanding the changes that would have occurred if the Global Investable Market Indices methodology had been immediately implemented in the current MSCI Standard and Small Cap Indices. The Provisional Indices also provided increased flexibility to current investors who wished to transition to the Global Investable Market Indices methodology on their own schedule.

The Provisional Standard and Provisional Small Cap Indices and the new Size Segment and Style Indices that were created based on this methodology were official MSCI indices and, as such, could be used for a variety of purposes, including as the basis for new investment mandates and for investment vehicles such as passive mutual funds, exchange traded funds and listed and over-the-counter derivative contracts. After the May 2008 SAIR, the Provisional Standard and Provisional Small Cap Indices were discontinued.

Reflecting Constituent Changes in the Standard Indices at the Transition Points

In the first phase of the transition, which was completed on November 30, 2007:

•	After the Provisional Standard Indices were rebalanced as per the SAIR, they were compared to the relevant Standard Indices.

•

All companies that were in the Provisional Standard Index but not in the corresponding Standard Index were added to the Standard Index at half of their free float-adjusted market capitalization, and all companies that were not in the Provisional Standard Index but were in the corresponding Standard Index were retained in the Standard Index but at only half of their free float-adjusted market capitalization.

In the second and final phase, which was completed on May 30, 2008:

•	The Provisional Standard Indices were rebalanced.

•	Any and all differences between the rebalanced Provisional Standard Index and the Standard Index were fully implemented in the Standard Indices.

The transition of the Small Cap Indices was synchronized with the transition of the Standard Indices, following the same timeline and approach.

License Agreement with MSCI

Lehman Brothers Holdings Inc. is expected to enter into a non-exclusive license agreement with MSCI, which would grant Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies a license, in exchange for a fee, to use The MSCI EAFE Index® in connection with certain products, including the notes.

THIS FINANCIAL PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MORGAN STANLEY CAPITAL INTERNATIONAL INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE MSCI EAFE INDEX®. THE MSCI EAFE INDEX® ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND ARE EXPECTED TO BE LICENSED FOR USE FOR CERTAIN PURPOSES BY LEHMAN BROTHERS HOLDINGS INC. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE MSCI EAFE INDEX® MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THIS FINANCIAL PRODUCT OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THIS FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF THE MSCI EAFE INDEX® TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI EAFE INDEX® WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FINANCIAL PRODUCT OR THE ISSUER OR OWNER OF THIS FINANCIAL PRODUCT. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE MSCI EAFE INDEX® HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS FINANCIAL PRODUCT INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI EAFE INDEX®. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE MSCI EAFE INDEX® IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THIS FINANCIAL PRODUCT IS REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING THE MSCI EAFE INDEX® HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THIS FINANCIAL PRODUCT IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI EAFE INDEX® FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF THE MSCI EAFE INDEX® OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE MSCI EAFE INDEX® OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE MSCI EAFE INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE iSHARES® RUSSELL 2000 INDEX FUND

We have derived all information contained in this underlying supplement no. 1260 regarding the iShares® Russell 2000 Index Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the polices of, and is subject to change by BGFA. Additionally, the iShares® Russell 2000 Index Fund seeks to provide investment results that correspond generally to the Russell 2000® Index which reflects the policies of, and is subject to change by MSCI. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

You can obtain the level of the iShares® Russell 2000 Index Fund at any time from the Bloomberg Financial Markets page “IWM <Equity> <GO>“ or from the iShares website at www.iShares.com. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this underlying supplement no. 1260 or any terms supplement.

Investment Objective and Strategy

The iShares® Russell 2000 Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the small capitalization sector of the U.S. equity market as measured by the Russell 2000® Index (the “Underlying Index”). The Underlying Index was developed by Russell as an equity benchmark representing the approximately 2,000 smallest companies in the Russell 3000® Index.

As of May 30, 2008 the iShares® Russell 2000 Index Fund’s three largest equity securities were CF Industries Holdings Inc., Hologic Inc., and Alpha Natural Resources Inc. As of May 30, 2008 Its three largest sectors were financial services, consumer discretionary and technology.

The iShares® Russell 2000 Index Fund uses a representative sampling strategy (as described below under “Representative Sampling”) to attempt to track the Underlying Index. The iShares® Russell 2000 Index Fund will generally invest at least 90% of its assets in the securities of the Underlying Index and ADRs or other depositary receipts based on securities of the Underlying Index. The iShares® Russell 2000 Index Fund may invest its other assets in futures contracts, other types of options and swaps related to the Underlying Index, as well as cash and cash equivalents, including share of money market funds affiliated with BGFA.

Representative Sampling

The iShares® Russell 2000 Index Fund pursues a “representative sampling” strategy in attempting to track the performance of its Underlying Index, and generally does not hold all of the equity securities included in its Underlying Index. The iShares® Russell 2000 Index Fund invests in a representative sample of securities in the Underlying Index, which BGFA believes to have a similar investment profile as the Underlying Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of its Underlying Index.

Correlation

The Russell 2000® Index is a theoretical financial calculation, while the iShares® Russell 2000 Index Fund is an actual investment portfolio. The performance of the iShares® Russell 2000 Index Fund and its Underlying Index will vary somewhat due to transaction costs, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between a Fund’s portfolio and the Underlying Index resulting from legal restrictions (such as diversification requirements that apply to the Fund but not to the Underlying Index) or representative sampling. BGFA expects that, over time, the correlation between a Fund’s performance and that of its Underlying Index, before fees and expenses, will be 95% or better. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The iShares® Russell 2000 Index Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the Underlying Index.

Industry Concentration Policy

The iShares® Russell 2000 Index Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries only to approximately the same extent that its Underlying Index is so concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

Holdings Information

As of May 30, 2008, 99.81% of the iShares® Russell 2000 Index Fund’s holdings consisted of equity securities and 0.19% consisted of cash. The following tables summarize the iShares® Russell 2000 Index Fund’s top holdings in individual companies and by sector as of such date.

Top ten holdings in individual securities as of May 30, 2008

Company	Percentage of Total Holdings
CF Industries Holdings Inc.	0.62%
Hologic Inc.	0.48%
Alpha Natural Resources Inc.	0.47%
Petrohawk Energy Corp.	0.46%
Bucyrus International Inc.	0.43%
Flir Systems Inc.	0.43%
Priceline.com Inc.	0.42%
Walter Industries Inc.	0.40%
Exterran Holdings Inc.	0.36%
Illumina Inc.	0.35%

Holdings by sector as of May 30, 2008

Sector	Percentage of Total Holdings
Financial Services	19.62%
Consumer Discretionary	16.48%
Technology	13.76%
Health Care	12.10%
Materials & Processing	10.51%
Other Energy	8.38%
Producer Durables	7.63%
Utilities	4.16%
Autos & Transportation	3.75%
Consumer Staples	2.34%

Discontinuation of the iShares® Russell 2000 Index Fund; Alteration of Method of Calculation

If the iShares® Russell 2000 Index Fund (or a Successor Basket Index Fund (as defined herein)) is de-listed from AMEX (or any other relevant exchange), liquidated or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Index Fund (or such Successor Basket Index Fund) (such successor fund being referred to herein as a “Successor Basket Index Fund”). If the iShares® Russell 2000 Index Fund (or a Successor Basket Index Fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no Successor Basket Index Fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing price of the shares of the iShares® Russell 2000 Index Fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the iShares® Russell 2000 Index Fund. If a Successor Basket Index Fund is selected or the calculation agent calculates a price or closing price, as applicable, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the iShares® Russell 2000 Index Fund, that Successor Basket Index Fund or closing price will be substituted for the iShares® Russell 2000 Index Fund (or such Successor Basket Index Fund) for all purposes of the notes.

Upon any selection by the calculation agent of a Successor Basket Index Fund, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If at any time, the Underlying Index or the underlying index related to a Successor Basket Index Fund is changed in a material respect, or the iShares® Russell 2000 Index Fund or a Successor Basket Index Fund in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price of the shares of the iShares® Russell 2000 Index Fund or such Successor Basket Index Fund had those changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the iShares® Russell 2000 Index Fund Final Share Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to the iShares® Russell 2000 Index Fund (or such Successor Basket Index Fund) as if those changes or modifications had not been made, and calculate the closing price with reference to the iShares® Russell 2000 Index Fund (or such Successor Basket Index Fund), as adjusted. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

The calculation agent will be solely responsible for the method of calculating the closing price of the shares of the iShares® Russell 2000 Index Fund (or any Successor Basket Index Fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

The calculation agent will provide information as to the method of calculating the closing price of the shares of the iShares® Russell 2000 Index Fund upon written request by any investor in the notes.

License Agreement with BGI

We have entered into a non-exclusive license agreement with Barclays Global Investors, N.A. (“BGI”) pursuant to which BGI has licensed us the right to use the iShares® mark in connection with the iShares® Russell 2000 Index Fund.

The license agreement between us and BGI requires that the following language be stated in this underlying supplement: “iShares® is a registered mark of BGI. BGI has licensed certain trademarks and trade names of BGI to Lehman Brothers Holdings Inc. The notes are not sponsored, endorsed, sold, or promoted by BGI. BGI makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

THE RUSSELL 2000® INDEX

We have derived all information contained in this underlying supplement no. 1260 regarding the Russell 2000® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Russell Investment Group (“Russell”). We have not independently verified such information. We have not confirmed the accuracy or completeness of the information derived from these public sources

You can obtain the level of the Russell 2000® Index at any time from the Bloomberg Financial Markets page “RTY <Index> <GO>“ or from the Russell website at www.russell.com. We have not confirmed the accuracy or completeness of such information. Information from outside sources is not incorporated by reference in, and should not be considered part of, this underlying supplement no. 1260 or any terms supplement.

Russell 2000® Index Composition and Maintenance

Russell began dissemination of the Russell 2000® Index on January 1, 1987 and calculates and publishes the Russell 2000® Index on Bloomberg L.P. (“Bloomberg”) under index symbol “RTY”. The Russell 2000® Index was set to 135 as of the close of business on December 31, 1986. The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies which are either domiciled in the United States, its territories or are eligible for inclusion as a BDI (as defined below). All 2,000 stocks are traded on a major U.S. exchange and form a part of the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest companies either domiciled in the United States or its territories, or companies eligible for inclusion as a BDI, as determined by market capitalization.

The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the United States equity market. The Russell 2000® Index is determined and calculated by Russell without regard to the notes.

Companies domiciled in the United States and its territories are eligible for inclusion in the Russell 3000® Index and the Russell 2000® Index. Beginning during reconstitution 2007, companies incorporated in the following countries or regions are also reviewed for eligibility for inclusion: Bahamas, Belize, Bermuda, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands and Netherlands Antilles. Companies incorporated in these regions are considered Benefits Drive Incorporations (“BDI”) because they typically incorporate in these regions for operations, tax, political or other financial market benefits. However, not all companies incorporated in these regions are eligible for inclusion in the Russell 3000® Index and the Russell 2000® Index. Companies incorporated in these regions must also meet one of the following criteria in order to be considered eligible: (i) the company has the headquarters in the U.S. or (ii) the company’s headquarters is also in the BDI designated region or country and the primary exchange for local shares is in the U.S. For new companies located in the BDI regions eligible for inclusion in the Russell 3000® Index and the Russell 2000® Index, the determination of the company’s primary exchange is based on the average daily dollar trading value, which is the accumulated dollar trading volume divided by the actual number of trading days in the past year. However, primary exchange is only one factor for inclusion if both incorporation and headquarters are in a BDI designated region or if multiple headquarters exist in the SEC filings. If the company has its headquarters in another country, other than the BDI regions and the U.S., it is not eligible for inclusion regardless of its primary exchange. Headquarters and primary exchanges will be analyzed once a year during reconstitution unless the security is de-listed from the U.S. exchange.

All securities eligible for inclusion in the Russell 3000® Index and the Russell 2000® Index must trade on a major U.S. exchange. Bulletin board, pink-sheets or Over The Counter (OTC) traded securities are not eligible for inclusion. Stocks must trade at or above $1.00 on their primary exchange on May 31 to be eligible for inclusion during annual reconstitution. However, if a stock falls below $1.00 intra-year, it will not be removed until the next annual reconstitution, provided it is still trading below $1.00 at that time. Preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, paired shares, warrants and rights, and trust receipts are also excluded. Royalty Trusts, limited liability companies, closed-end investment companies (business development companies are eligible), and limited partnerships are also ineligible for inclusion. In addition, Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and lack of liquidity.

In general, only one class of securities of a company is eligible for inclusion in the Russell 3000® Index, although exceptions to this general rule have been made where Russell has determined that each class of securities acts independent of the other.

The primary criterion used to determine the list of securities eligible for the Russell 3000® Index is total market capitalization, which is defined as the price of the common shares times the total number of common shares outstanding. Only common stock is used to determine market capitalization. Any other form of shares such as preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights or trust receipts, are excluded from the calculation. Based on closing levels of the company’s common stock on its primary exchange on May 31 of each year, Russell reconstitutes the composition of the Russell 3000® Index using the then existing market capitalizations of eligible companies. As of June 22 of each year, the Russell 2000® Index is adjusted to reflect the reconstitution of the Russell 3000® Index for that year. In addition, since September 2004, Russell has added initial public offerings to the Russell 3000® Index on a quarterly basis based on market capitalization guidelines established during the most recent reconstitution.

As a capitalization-weighted index, the Russell 2000® Index reflects changes in the capitalization, or market value, of the component stocks relative to the capitalization on a base date. The current Russell 2000® Index level is calculated by adding the market values of component stocks of the Russell 2000® Index, which are derived by multiplying the price of each stock by the number of shares outstanding, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000® Index on the base date of December 31, 1986. To calculate the Russell 2000® Index, closing prices will be used for exchange-traded and Nasdaq stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000® Index. In order to provide continuity for the level of the Russell 2000® Index, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings and other capitalization changes.

License Agreement with Russell

Lehman Brothers Holdings Inc. has entered into a non-exclusive license agreement with Russell, which grants Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies a license, in exchange for a fee, to use the Russell 2000® Index in connection with certain securities, including the notes.

The notes are not sponsored, endorsed, sold or promoted by Russell. Russell makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Russell 2000® Index to track general stock market performance. Russell’s only relationship to Lehman Brothers Holdings Inc. is the licensing of certain trademarks and trade names of Russell without regard to Lehman Brothers Holdings Inc. or the notes. Russell has no obligation to take the needs of Lehman Brothers Holdings Inc. or the holders of the notes into consideration in determining, composing or calculating the Russell 2000® Index. Russell is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LEHMAN BROTHERS HOLDINGS INC., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“RUSSELL 2000® INDEX” IS A TRADEMARK OF RUSSELL AND HAS BEEN LICENSED FOR USE BY LEHMAN BROTHERS HOLDINGS INC. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY RUSSELL AND RUSSELL MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.